UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2025

Esperion Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150
Ann Arbor, MI
(Address of principal executive offices)

48108
(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2025, Nicole Vitullo notified the Board of Directors (the “Board”) of Esperion Therapeutics, Inc. (the “Company”) of her decision to resign from the Board, including her positions as a member of the Audit Committee of the Board (the “Audit Committee”) and Compliance Committee of the Board, effective June 1, 2025. Ms. Vitullo’s decision to resign as a director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 1, 2025, Antonio M. Gotto, Jr., M.D., D. Phil. notified the Board of the Company of his decision to resign from the Board, including his position as a member of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), effective June 1, 2025. Dr. Gotto’s decision to resign as a director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 1, 2025, upon the recommendation of the Nominating and Corporate Governance Committee, the Board elected Robert E. Hoffman to the Board, effective April 1, 2025. Mr. Hoffman will serve as a Class II director with a term expiring at the Company’s annual meeting of stockholders to be held in 2027, at which time he will stand for election by the Company’s stockholders, or until his earlier death, resignation or removal. The Board determined that Mr. Hoffman is an independent director as that term is defined by the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market, LLC. Mr. Hoffman will serve as the Chairperson of the Audit Committee, effective as of May 29, 2025, until his successor is duly elected and qualified, or until his earlier death, resignation or removal, or until otherwise determined by the Board. Current Board member Alan Fuhrman will remain as Chairperson of the Audit Committee until the Company’s 2025 Annual Meeting of Stockholders.

Mr. Hoffman is currently a member of the board of directors of TuHURA Biosciences, a clinical stage immuno-oncology company, as well as interim Chief Financial Officer and a member of the board of directors of Fibrobiologics, Inc. (Nasdaq: FBLG), a clinical stage company focused on treating chronic diseases. From November 2021 to October 2024, Mr. Hoffman served as President, CEO, interim Chief Financial Officer and Chairperson of the board of directors of Kintara Therapeutics, Inc. (Nasdaq: KTRA), a clinical stage biopharmaceutical company focused on the development and commercialization of new cancer therapies. From November 2020 to April 2024, Mr. Hoffman served as a member of the board of directors of Antibe Therapeutics Inc., a biotechnology company focused on therapeutics to reduce pain and inflammation. Mr. Hoffman previously served as Senior Vice President and Chief Financial Officer of Heron Therapeutics, Inc. (Nasdaq: HRTX), a commercial-stage biotechnology company, from April 2017 to October 2020, and as Chief Financial Officer of AnaptysBio, Inc. (Nasdaq: ANAB), a specialty pharmaceutical company, from July 2015 to September 2016. From June 2012 to July 2015, Mr. Hoffman served as the Senior Vice President, Finance and Chief Financial Officer of Arena Pharmaceuticals, Inc. (“Arena”), a biopharmaceutical company, prior to its acquisition by Pfizer Inc. in March 2022. From August 2011 to June 2012 and previously from December 2005 to March 2011, Mr. Hoffman served as Arena’s Vice President, Finance and Chief Financial Officer and in a number of various roles of increasing responsibility from 1997 to December 2005. Mr. Hoffman was a member of the board of directors of ASLAN Pharmaceuticals Limited (Nasdaq: ASLN), a dermatology-focused biotechnology company from October 2018 to November 2024. Mr. Hoffman formerly served as a member of the board of directors of Saniona AB, a biopharmaceutical company, from September 2021 to May 2022, and as a member of the board of directors of Kura Oncology, Inc. (Nasdaq: KURA), a cancer research company, from March 2015 to August 2021. He also previously served as a member of the boards of directors of CombiMatrix Corporation, a molecular diagnostics company, MabVax Therapeutics Holdings, Inc., a biopharmaceutical company, and Aravive, Inc. (Nasdaq: ARAV), a clinical stage biotechnology company. Mr. Hoffman serves as a member of the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman formerly served as a director and President of the San Diego Chapter of Financial Executives International and was an advisor to the Financial Accounting Standard Board, from 2010 to 2020, advising the U.S. accounting rulemaking organization on emerging issues and new financial guidance. Mr. Hoffman holds a B.B.A. from St. Bonaventure University.

As a non-employee director, Mr. Hoffman will receive cash and equity compensation for his Board service pursuant to its non-employee director compensation program. There are no arrangements or understandings between Mr. Hoffman and any other person pursuant to which Mr. Hoffman was selected as a director, and there are no transactions between Mr. Hoffman and the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, the Company has entered into an indemnification agreement with Mr. Hoffman in connection with his appointment to the Board which is in substantially the same form as that entered into with the existing directors of the Company.

Item 7.01 Regulation FD Disclosure.

On April 1, 2025, the Company issued a press release announcing the director transitions and Mr. Hoffman’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated April 1, 2025

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2025	Esperion Therapeutics, Inc.

	By:	/s/ Sheldon L. Koenig
Sheldon L. Koenig
President and Chief Executive Officer